UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2023

BROOKFIELD REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56428	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor
New York, New York
10281
(Zip code)
(Address of principal executive offices)

(212) 417-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2023, Brookfield Real Estate Income Trust Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Because 49,906,323 shares of the Company’s common stock, or approximately 52.79% of the 94,536,345 total shares of the Company’s common stock entitled to vote at the Annual Meeting, were present in person or by proxy, a quorum was present at the meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Election of Directors

The following seven individuals were elected to the Company’s Board of Directors to serve as directors until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Votes Abstained
Lori-Ann Beausoleil	49,718,985	16,783	170,555
Richard W. Eaddy	49,718,985	16,783	170,555
Thomas F. Farley	49,721,355	14,413	170,555
Brian W. Kingston	49,728,299	7,469	170,555
Robert L. Stelzl	49,657,121	78,647	170,555
Zachary B. Vaughan	49,723,316	12,452	170,555
Elisabeth (Lis) S. Wigmore	49,722,641	13,127	170,555

With respect to Proposal 1, the Company did not receive any broker non-votes for any of the director nominees.

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified.

Votes For	Votes Against	Votes Abstained
49,758,887	52,374	95,062

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2023
                            BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Michelle L. Campbell
Name:	Michelle L. Campbell
Title:	Secretary